Exhibit 1.2

MEDICENNA THERAPEUTICS CORP.
Common Shares

SALES AGREEMENT

February 17, 2023

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Medicenna Therapeutics Corp., a corporation existing under the laws of Canada (the “Company”), confirms its agreement (this “Agreement”) with Oppenheimer & Co. Inc. (the “Agent”), as follows:

1.                   Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent common shares, without par value, of the Company (the “Common Shares”) aggregating gross proceeds of up to US$10,000,000, subject to the limitations set forth in Section 6(c) (the “Placement Shares”). Unless otherwise specified or the context otherwise requires, references to “$” or “Cdn$” are to Canadian dollars and references to “US$” are to United States dollars.

2.                   The Company has prepared and will file on February 17, 2023, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3, including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Common Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a sales prospectus specifically relating to the Placement Shares (together with the Base Prospectus, the “Sales Prospectus”) included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the Sales Prospectus, as supplemented by any prospectus supplement, relating to the Placement Shares. The Agent will deliver the Sales Prospectus as required by Securities Act and the rules adopted thereunder in connection with sales of Common Shares pursuant to this Agreement. Except where the context otherwise requires, such registration statement, when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The Sales Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by any prospectus supplement, in the form in which the Sales Prospectus was included in the Registration Statement as of its effective date and/or any prospectus supplement was most recently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

3.                   Placements. Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 4) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters is attached hereto as Schedule 1. Each Placement Notice and any notice (an “Other Notice”) that relates to a prior Placement Notice shall originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 13 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 5, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 5, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 5, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 12. The Agent shall calculate the amount of any discount, commission or other compensation that the Agent nets from the gross proceeds of sales of the Placement Shares in accordance with the terms set forth in Schedule 3. Neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

4.                   Sale of Placement Shares by the Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 6(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 3, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (“Nasdaq”) to sell such Placement Shares outside of Canada through the facilities of Nasdaq, any other existing market in the United States or to or through a market maker, up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the volume-weighted average price of the Placement Shares sold, the Agent’s fees and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the Common Shares in the United States or to or through a market maker. The Agent will make sales and solicitations of sales of Placement Shares solely in the United States and not in Canada or through the facilities of the Toronto Stock Exchange (the “TSX”). The Agent will sell Placement Shares at market prices prevailing at the time of sale. If expressly authorized by the Company in a Placement Notice, the Agent may also sell Placement Shares in privately negotiated transactions in the United States, subject to any required pre-clearance of any such transactions by Nasdaq and the TSX. The Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale, which shall be subject to the prior approval of the TSX. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the Common Shares are purchased and sold on the principal market on which the Common Shares are then listed or quoted.

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5.                   Suspension of Sales.

(a)                The Company or the Agent may, upon Other Notice to the other party, suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 5(a) is in effect, any obligation under Sections 8(m), 8(n), 8(o), and 8(p) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived; provided, that upon delivery of a Placement Notice following a Representation Date, the Company shall be subject to the obligations set forth in Sections 8(m), 8(n), 8(o), and 8(p) as applicable.

(b)                During any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company agrees that (i) it shall immediately issue an Other Notice to suspend sales of Placement Shares, (ii) the Company shall not request the sale of any Placement Shares and shall cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

(c)                If either the Agent or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act, are not satisfied with respect to the Common Shares, it shall promptly notify the other party, and the Agent may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

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6.                   Settlement and Delivery of the Placement Shares.

(a)                Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold, after deduction of (i) the Agent’s commission, discount or other compensation for such sales as set forth on Schedule 3 hereto, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)                Delivery of Placement Shares. On or before each Settlement Date, subject to delivery of the related Net Proceeds by the Agent to the Company, the Company will issue the Placement Shares being sold on such date and will, or will cause its transfer agent to, transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered Common Shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. The Company agrees that if the Company or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any reasonably incurred out-of-pocket loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (iii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default. Certificates for the Placement Shares, if any, shall be in such denominations and registered in such names as the Agent may request in writing one Business Day (as defined below) before the applicable Settlement Date. Certificates for the Placement Shares, if any, will be made available by the Company for examination and packaging by the Agent in New York City not later than 12:00 P.M., New York City time, on the Business Day prior to the applicable Settlement Date.

(c)                Limitations on Offering Size. The Company shall not cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Common Shares registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement Shares is being made, (ii) the number of authorized but unissued Common Shares of the Company (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (iii) the number or dollar amount of Common Shares permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of Common Shares that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, and notified to the Agent in writing, or (v) the dollar amount of Common Shares for which the Company has filed the Prospectus. The Company shall not cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing. The Company shall have the sole responsibility for compliance with the limitations set forth in this Section 6(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time, and the Agent shall have no obligation in connection with such compliance.

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7.                   Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the Agent that, as of the date of this Agreement, and (unless such representation or warranty is made expressly as of the date of this Agreement or as of the date otherwise noted therein) as of (i) each Representation Date (as defined in Section 8(m)), (ii) each date on which it gives a Placement Notice, (iii) any date on which the Agent sells Placement Shares and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

(a)                The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 (including General Instructions I.A and I.B.5.) under the Securities Act. The Registration Statement will be filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement will be, or was, declared effective and at the time the Company’s most recent Annual Report on Form 20-F was filed, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.5.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Common Shares that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.

(b)                Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and the Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(c)                The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d)                Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(e)                The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(f)                 The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company has registered the Common Shares pursuant to Section 12(b) of the Exchange Act. The Common Shares are listed on the TSX and on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or de-listing the Common Shares from the TSX or the Nasdaq, other than as disclosed in the Registration Statement and Prospectus, nor has the Company received any notification that the Commission, the Canadian Qualifying Authorities, the TSX or Nasdaq is contemplating terminating such registration or listing.

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(h)                The Company is, as of the date of this Agreement, a “reporting issuer” in each of the Provinces of British Columbia, Alberta and Ontario and is not included in a list of defaulting reporting issuers maintained by any Canadian Qualifying Authority in each such jurisdiction that maintains such a list and in particular, without limiting the foregoing, as of the date of this Agreement (i) the Company has at all relevant times complied in all material respects with its obligations to make timely disclosure of all material changes relating to it, (ii) no such disclosure has been made on a confidential basis that is still maintained on a confidential basis, and (iii) there is no material change relating to the Company which has occurred and with respect to which the requisite material change report has not been filed.

(i)                 No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(j)                 The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), earnings, results of operations, shareholders’ equity, business or properties of the Company and its Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the offer and sale of the Placement Shares contemplated by this Agreement or the Prospectus (a “Material Adverse Effect”).

(k)                Neither the Company nor any of its Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Agent or (ii) intends to use any of the proceeds from the sale of the Placement Shares hereunder to repay any outstanding debt owed to any affiliate of the Agent.

(l)                 Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has full power and authority to acquire, own, lease and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus. Each Subsidiary is duly qualified to transact business and is in good standing (where such concept exists) under the laws of each jurisdiction that requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding share capital or other equity or ownership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with federal state and securities laws and is owned by the Company, directly or through other wholly-owned Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries listed on Exhibit A hereto (each, a “Material Subsidiary”). The Material Subsidiaries are the only Subsidiaries that are “significant subsidiaries” of the Company (within the meaning of Rule 1-02 of Regulation S-X under the Securities Act) or are otherwise material to the Company. No Material Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, from making any other distribution with respect to such Subsidiary’s equity securities, from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

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(m)              The Company has an authorized and outstanding capitalization as set forth in the Prospectus, and all of the issued and outstanding share capital of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable Canadian, U.S. and other securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any Subsidiary any Common Shares or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Shares or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived. All of the issued share capital of or other ownership interests in each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, or other encumbrance of any kind whatsoever (any “Lien”).

(n)                The Company has full power and authority (corporate or otherwise) to issue the Placement Shares and to perform its obligations hereunder. The Placement Shares to be delivered on each Settlement Date have been duly and validly authorized and, upon payment and when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable Canadian, United States and other securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Placement Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. As of the date hereof, except as disclosed in the Prospectus, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Prospectus, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or the Canadian Securities Laws of any Relevant Security in connection with the offer and sale of the Placement Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company, effectively waived by the holders thereof or are no longer applicable.

(o)                There is no franchise, statute, regulation, contract, agreement or other document required to be described in the Registration Statement, Prospectus or in any Incorporated Document, or to be filed as an exhibit to the Registration Statement or any Incorporated Document which is not described or filed as required. The statements set forth or incorporated by reference in the Prospectus, insofar as they purport to constitute summaries of the terms of the statutes, regulations, contracts, agreements or other documents described and filed, constitute accurate summaries of the terms thereof in all material respects. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew or render performance under, any of the contracts or agreements referred to or described in the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

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(p)                This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q)                The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)                 No consent, approval, license, permit, qualification, authorization or other order or decree of, or registration or filing with, any court or other governmental, taxing or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares hereunder), except such as have been already obtained or made or as may be required under the Securities Act, applicable state securities or Blue Sky laws, applicable rules of Nasdaq, TSX, or Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s)                 Neither the execution and delivery by the Company of, nor the performance of the Company of its obligations under, this Agreement will conflict with, result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to: (i) the certificate or articles of incorporation, charter, bylaws, articles of association, limited liability company agreement, certificate or agreement of limited or general partnership or other similar organizational documents, as the case may be, of such entity, (ii) the terms of any indenture, contract, license, lease, mortgage, deed of trust, note agreement, agreement or other instrument, obligation, condition, covenant or instrument to which it is a party or bound or to which its property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Material Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Material Subsidiaries or any of their respective properties or assets, as applicable, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, creation or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, general affairs, management, condition (financial or otherwise), earnings, results of operations, prospects, shareholders’ equity, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”); (ii) neither the Company nor its Subsidiaries has (A) incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, (B) entered into any material transactions not in the ordinary course of business or (C) issued or granted any shares of the Company’s capital stock or securities convertible into or exchangeable or exercisable for or that represent the right to receive shares of the Company’s capital stock other than under the Stock Plans (as defined below); and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or another Subsidiary, by any Subsidiary on any class of shares, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of shares.

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(u)                There are no persons (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) with registration or other similar rights to have any equity or debt securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in a writing previously furnished to the Agent.

(v)                The consolidated financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries; except as otherwise stated in the Registration Statement and the Prospectus, said consolidated financial statements have been prepared in conformity with international financial reporting standards (“IFRS”), applied on a consistent basis throughout the periods involved. None of the Securities Act, the Exchange Act or the Rules and Regulations require other financial statements or supporting schedules to be included in the Registration Statement and the Prospectus. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus presents fairly the information included therein and has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the Company.

(w)              There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries is or would be subject, at law or in equity, before any court or arbitral body or by or before any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, that (i) are required to be described in the Registration Statement or the Prospectus and are not so described or (ii) could reasonably be expected to have a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the Company’s business, could not reasonably be expected to result in a Material Adverse Effect.

(x)                Except as disclosed in the Prospectus, (i) the Company and each Material Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Prospectus; (ii) the Company and each Material Subsidiary have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Material Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiaries; and (iii) neither the Company nor any Material Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Material Subsidiary.

(y)                Neither the Company nor any Material Subsidiary (i) is in violation of its certificate or articles, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Material Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, Canadian, U.S. or foreign, except in the case of clauses (ii) or (iii) any such case for violations or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(z)                PricewaterhouseCoopers LLP, who have audited the consolidated financial statements of the Company and its Subsidiaries that are included or incorporated by reference in the Registration Statement and the Prospectus, and whose report appears or is incorporated by reference in the Registration Statement and the Prospectus, are independent with respect to the Company as required by Canadian Securities Laws and are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations and the PCAOB.

(aa)             There has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Qualifying Authorities) between the Company and its auditors.

(bb)            Neither the Company nor the Agent is required to pay or collect any transfer tax or other similar fee or charge under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company or the Agent of the Placement Shares.

(cc)             Neither the Company nor the Agent is required to pay or collect any stamp duty, registration or documentary tax, duty or similar charge under the federal laws of Canada or the laws of any province in connection with the authorization, execution, delivery and performance of this Agreement or the offer and sale of the Placement Shares hereunder.

(dd)            Each of the Company and each Subsidiary has accurately prepared and timely filed all Canadian federal or provincial, U.S. federal or state, local or other foreign tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, fines, penalties, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except in any such case as could not reasonably be expected to have a Material Adverse Effect. No statement of deficiency or assessment or written notice of proposed adjustment of the Company’s or any Subsidiary’s Canadian federal and provincial, U.S. federal and state, local or foreign taxes has been issued to the Company or any Subsidiary and, to the Company’s or any Subsidiary’s knowledge, no such proposed adjustment has been threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any U.S., Canadian or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. The Company is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(ee)             No labor dispute with the employees of the Company or any Material Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor dispute by the employees of any of its or any Material Subsidiary’s principal suppliers, manufacturers, contractors or customers, in each case that would have a Material Adverse Effect. None of the employees of the Company or any Material Subsidiary is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. Neither the Company nor any Material Subsidiary has violated (or received notice of any violation of) any federal, state or local law or foreign law relating to the discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ff)               The Company and the Material Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies of similar size engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Material Subsidiary have made any material claims under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

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(gg)            The Company and each Material Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, Canadian, U.S. or foreign (each, a “Consent” and, collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted, in each case as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. No Consent is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Placement Shares, necessary approvals of the TSX, a notification of listing of additional shares with Nasdaq and any consents as may be required under state or foreign securities or blue sky laws, or the by-laws and rules of FINRA in connection with the offer and sale of the Placement Shares by the Agent, each of which will have been made or obtained, as applicable, prior to the date of this Agreement and each Settlement Date and will be in full force and effect (on a conditional basis, in the case of the approval of the TSX). The Company and each Material Subsidiary are in compliance with the terms and conditions of all Consents, except where the failure so to comply could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any Material Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Material Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent.

(hh)            Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectus there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii)               The Company and its Material Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian Securities Laws and IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included. The Company and its Material Subsidiaries’ internal control over financial reporting (as defined under Rule 13a-15 and 15d 15 under the Exchange Act Regulations and within the meaning of Canadian Securities Laws) is effective in all material respects and except as otherwise stated in the Registration Statement and the Prospectus, there has been no material weakness in their internal control over financial reporting.

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(jj)               The Company and its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act and Canadian Securities Laws) that comply with the requirements of the Exchange Act and Canadian Securities Laws; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective in all material respects.

(kk)            Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes, or is designed to cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Shares or to result in a violation of the Canadian Securities Laws or Regulation M under the Exchange Act.

(ll)               Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of the federal laws of Canada or any United States federal, state or local, or any foreign, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the emissions, discharges, release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) the Company and its Subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, or any investigation with respect to which the Company or any of its Subsidiaries has received written notice or any written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past; and (iv) to the Company’s knowledge, there are no past or present actions, activities, events, conditions, incidents or circumstances that might reasonably be expected to result in a violation of any Environmental Law or form the basis of an order for clean-up or remediation, or an action, suit, investigation or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(mm)        Each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price determined in compliance with the applicable Stock Plan(s), and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission and the Canadian Qualifying Authorities.

(nn)            The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate, such data agree with the sources from which they are derived and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(oo)            There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)            None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the money laundering statutes of all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the net proceeds of the applicable Placement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or in any other manner that will result in a violation by any such person of Sanctions.

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(qq)            None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of any applicable anti-corruption law (including, but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”)), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any person or “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-corruption law and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(rr)               Except as disclosed in the Registration Statement or the Prospectus: (i) the Company owns or has valid, binding and enforceable licenses or other rights under all the inventions, patent applications, patents, trademarks (unregistered), trade names, service names, copyrights, trade secrets and other proprietary information necessary for the conduct of the business of the Company in the manner described in the Registration Statement or the Prospectus (collectively, “Intellectual Property”); (ii) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and, to the knowledge of the Company, there are no facts which would form a reasonable basis for any such claim; (iv) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property exclusively licensed to the Company, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) to the knowledge of the Company, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, wherein such violation could reasonably be expected to have a Material Adverse Effect; (vii) to the knowledge of the Company, it is not necessary for the Company to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company that have not been duly assigned or licensed to the Company. Each employee and consultant of the Company involved in the creation of Intellectual Property for the Company has assigned, or is under contractual obligation to assign, to the Company all Intellectual Property rights he or she owns that are related to the Company’s business as described in the Registration Statement and Prospectus and has entered into confidentiality agreements with the Company regarding confidentiality and proprietary information. No current or former employee or consultant has excluded works or inventions that relate to the business of the Company from his or her employment agreement. To the Company’s knowledge, at no time during the conception or reduction to practice of any of the Intellectual Property owned by the Company, was any developer, inventor or other contributor to such Intellectual Property of the Company, in each case if an employee of the Company, operating under any grant from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source, or subject to any employment agreement or invention assignment agreement with any person that could reasonably be expected to materially adversely affect the Company’s rights in such Intellectual Property.

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(ss)              Each of the Company and its Subsidiaries holds, and is and has been operating in material compliance with, such permits, licenses, franchises, registrations, approvals, authorizations, exemptions, certificates, consents, and clearances required from any applicable U.S., Canadian and foreign supranational, federal, provincial, state and local laws, rules and regulations, standards, and all applicable ordinances, judgments, decrees, orders and injunctions of any court, governmental agency or body, the TSX or the NASDAQ, including, without limitation, the U.S. Food and Drug Administration (“FDA”) or any component thereof, the Centers for Medicare & Medicaid Services, U.S. Department of Justice, or the U.S. Department of Health and Human Services Office of Inspector General or Office for Civil Rights, the Health Canada’s Pharmaceutical Drug Directorate (formerly the Therapeutic Products Directorate), and the Canadian Food Inspection Agency (each, a “Governmental Authority”), for the conduct of its business as currently conducted (collectively, the “Permits”), and, to the knowledge of the Company all such Permits are in full force and effect, and neither the Company nor its Subsidiaries are in violation of any term of such Permit in any material respect. To the knowledge of the Company, the Company has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit. All documents, forms, notices, applications, records, claims, notifications, submissions, supplements, amendments, information and reports utilized as the basis for, or required to be submitted, or submitted in connection with any and all requests for a Permit from the FDA or other Governmental Authority relating to the Company, its business and the Company products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all material respects as of the date of submission (or were corrected or supplemented by a subsequent submission). Neither the Company nor its Subsidiaries have received any written notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company, would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, no party granting any such Permit has taken any action to limit, suspend or revoke the same in any material respect.

(tt)               Each of the Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable Health Care Laws (as defined below), and has not engaged in activities which are, to the Company’s knowledge, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other U.S. state or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) (“FDCA”) and the regulations promulgated thereunder; and (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287 1347 and 1349, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); (v) the Public Health Service Act (42 U.S.C. §§ 201 et seq.) and the regulations promulgated thereunder; and (vi) any and all other applicable health care laws and regulations, including all applicable rules, regulations and policies of any Governmental Authority.

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(uu)            Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened investigation in respect of the Company or Company products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor any Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor any Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority. Additionally, neither the Company, nor its Subsidiaries nor, to their knowledge, any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(vv)            The Company, its Subsidiaries, and to the knowledge of the Company, any manufacturing sites operated by contract manufacturer at which Company products are manufactured, have not (i) been subject to a Governmental Authority shutdown, (ii) received any FDA Form 483, EEA Competent Authority inspection report with critical or major findings, or other Governmental Authority notice of inspectional observations, or (iii) received any notice of adverse finding, warning letter, letter of admonition, untitled letter or any other correspondence or written notice from any Governmental Authority in respect of the Company Business alleging or asserting noncompliance with any applicable Health Care Law or with respect to any Permit. To the knowledge of the Company, no Governmental Authority is considering any such action.

(ww)         The clinical, pre-clinical and other studies or tests conducted by or on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their products or product candidates have participated, or that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312, 812 and 814 and all applicable rules and regulations of any other Governmental Authority. Any descriptions of clinical, pre-clinical and other studies or tests, including any related results and regulatory status, contained in the Registration Statement and the Prospectus are accurate and complete in all material respects and fairly presents the data derived from such studies. Except as disclosed in the Registration Statement and the Prospectus, there are no studies, tests or trials the result of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, the Company and its Subsidiaries have made all such filings and obtained all such approvals, authorizations or exemptions as may be required by the FDA or any from any other U.S. or foreign government drug or medical device regulatory agency, notified body or health care facility institutional review board required for the conduct of such tests or studies. Except as disclosed in the Registration Statement and the Prospectus, no investigational new drug application filed by or on behalf of the Company with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any studies or tests conducted or proposed to be conducted by or on behalf of the Company.

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(xx)            The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect.

(yy)            The Company is not a party to any agreement with an agent or underwriter for any other “at the market offering” as defined in Rule 415 under the Securities Act or continuous equity transaction.

(zz)             All of the information provided to the Agent by the Company relating to compliance with the by-laws and rules of FINRA is true, complete and correct in all material respects.

(aaa)          The Company has not, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Placement Shares hereunder.

(bbb)        No forward-looking statement or forward looking information (within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and applicable Canadian Securities Laws) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ccc)          There are no relationships, direct or indirect, or related party transactions involving the Company or any of its Subsidiaries or any other person (including any director, officer, stockholder, customer or supplier of the Company or any of its Subsidiaries) required to be described in the Registration Statement or the Prospectus that have not been described as required. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries, or any of the family members of any of such persons.

(ddd)        The Company is not in or subject to a bankruptcy or insolvency proceeding in any jurisdiction.

(eee)          The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patents owned by the Company and its Subsidiaries (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company has not been notified of any inventorship challenges nor, to the knowledge of the Company, has any interference been declared or provoked or would render such patents, if issued, invalid or unenforceable. Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property owned by third parties (collectively, the “Licenses”) and no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim. To the Company’s knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that, with the giving of notice or lapse of time, would constitute a breach or default thereunder. Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses. To the Company’s knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained. To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

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(fff)            Each of the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, to the Company’s knowledge free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(ggg)        The Company and its Subsidiaries are, and at all prior times have been, in material compliance with all applicable laws or statutes, and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, including without limitation HIPAA, and internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data (collectively, “Data Protection Requirements”). To ensure compliance with the Data Protection Requirements, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The execution, delivery and performance of this Agreement will not result in a breach of any Data Protection Requirements or Policies. The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Data Protection Requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Data Protection Requirement; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any regulatory body or governmental authority under any Data Protection Requirement.

Any certificate signed by any officer of the Company and delivered to the Agent or its counsel in connection with the offering of the Placement Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Agent.

8.                   Covenants of the Company. The Company covenants and agrees with the Agent that:

(a)                Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when it has filed any subsequent amendment to the Registration Statement or any subsequent supplement to the Prospectus, other than Incorporated Documents, with the Commission and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (in each case, insofar as it relates to the transactions contemplated hereby) and of its receipt of any notice of effectiveness from the Commission; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 10 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement Shares or a security convertible into or exchangeable or exercisable for the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 10 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 8(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

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(b)                Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement or the Prospectus.

(c)                Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its reasonable best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.

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(d)                Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on TSX and Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e)                Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f)                 Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act.

(g)                Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 12 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 8(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq and TSX, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Placement Shares, (vii) the fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed US$10,000 (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed US$70,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 8(m) and (B) in an amount not to exceed US$15,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 8(m) (in addition to the fees and associated expenses referred to in clause (vii) above).

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(h)                Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)                 Notice of Other Sales. Without the prior written consent of the Agent, the Company will not offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire Common Shares during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement and the thirtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to the final Placement Notice; provided, that such restrictions shall not apply in connection with the Company’s issuance, grant or sale of (i) Common Shares, options to purchase Common Shares, other securities under the Company’s existing equity incentive plans, or Common Shares issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights whether now in effect or outstanding or hereinafter issued, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j)                 Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k)                Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l)                 Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 8(l) may be satisfied by Company’s inclusion in the Company’s Form 20-F or Form 6-K, as applicable, of the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.

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(m)              Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this Agreement (the “First Placement Notice Date”) and each time the Company:

(i)                 amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 8(l) of this Agreement) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)               files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii)             files a report on Form 6-K under the Exchange Act containing quarterly financial information (other than an earnings release that is “furnished”) that is incorporated by reference into the Registration Statement and Prospectus; or

(iv)              files a report on Form 6-K containing amended financial information (other than an earnings release that is “furnished”) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within three Trading Days of any Representation Date (or, in the case of clause (iv) above, within three Trading Days of the Agent’s Request). The requirement to provide a certificate under this Section 8(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. If the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 8(m), then before the Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within three Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

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(n)                Legal Opinions. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 8(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of McCarthy Tétrault LLP, Canadian counsel for the Company (provided, however, that no opinion of such counsel shall be required for each Representation Date that is neither the First Placement Notice Date nor a date on which the Company files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F) pursuant to Section 8(m)(ii)), and the written opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. United States counsel for the Company (provided, however, that only a negative assurance letter of such counsel shall be required for each Representation Date that is neither the First Placement Notice Date nor a date on which the Company files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F) pursuant to Section 8(m)(ii)), or in each case such other counsel satisfactory to the Agent, and, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such opinion and negative assurance letter for subsequent Representation Dates, each of Canadian and United States counsel for the Company may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 8(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)                Intellectual Property Opinion. If requested by the Agent, on or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 8(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Morgan, Lewis & Bockius LLP, counsel for the Company with respect to intellectual property matters (provided, however, that no opinion of such counsel shall be required for each Representation Date that is neither the First Placement Notice Date nor a date on which the Company files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F) pursuant to Section 8(m)(ii)), or such other intellectual property counsel satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of such written opinion for subsequent Representation Dates, Intellectual Property Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion letter delivered by such counsel under this Section 8(o) to the same extent as if it were dated the date of such opinion letter (except that statements in such prior opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)                Comfort Letter. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 8(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 8(p); provided, however, that no such comfort letter shall be required for each Representation Date that is neither the First Placement Notice Date nor a date on which the Company files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F) pursuant to Section 8(m)(ii)) and that in lieu of such comfort letter on subsequent Representation Dates, the Company shall provide a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Financial Officer of the Company; provided further, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements). Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

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(q)                Market Activities. The Company will not, and will cause its officers, directors and Subsidiaries not to, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares to be issued and sold pursuant to this Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(r)                 Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(s)              Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a Material Adverse Effect.

(t)                 Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(u)                Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(v)                No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

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(w)              Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(x)                Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(y)                Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.

(z)                Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Common Shares that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

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(aa)             Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement Shares.

(bb)            Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Common Shares.

9.                   Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a)                Registration Statement Effective. The Registration Statement shall be effective and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b)                Reserved.

(c)                No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or any of its Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e)                Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

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(f)                 Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, required to be delivered pursuant to Section 8(n) and Section 8(o), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 8(n) and Section 8(o), as applicable.

(g)                Agent’s Counsel Legal Opinion. The Agent shall have received from Latham & Watkins LLP, counsel for the Agent, such opinion or opinions, on or before the date on which the delivery of legal opinions is required pursuant to Section 8(n), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(h)                Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(p).

(i)                 Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 8(m) on or before the date on which delivery of such certificate is required pursuant to Section 8(m).

(j)                 CFO Certificate. The Agent shall have received a certificate from the Company of the Chief Financial Officer with respect to certain financial information set forth in the Canadian Base Prospectus, Registration Statement and any Prospectus, as applicable.

(k)                Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the articles of incorporation of the Company, (ii) the bylaws of the Company, (iii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iv) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(l)                 No Suspension. The Placement Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the TSX or Nasdaq. Trading in the Common Shares shall not have been suspended on, and the Common Shares shall not have been delisted from, the TSX or Nasdaq.

(m)              Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 8(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.

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(n)                Securities Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(o)                Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, and conditionally approved for listing on the TSX, subject only to the Company fulfilling the listing requirements of TSX, or (ii) in the case of Nasdaq, the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(p)                FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(q)                No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

10.               Indemnification and Contribution.

(a)                Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 10)), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this Section 10(a) shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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(b)                Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)                Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. The indemnifying party will reimburse all such fees, disbursements and other charges promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)                Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 10. Notwithstanding the foregoing provisions of this Section 10(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each officer of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof or pursuant to Section 10(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

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11.               Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.               Termination.

(a)                The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 8(m), Section 8(n), Section 8(o) or Section 8(p), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 30 calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq or the TSX shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 10, Section 11, Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 12.

(b)                The Company shall have the right, by giving 5 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)                The Agent shall have the right, by giving 5 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

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(d)                Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e)                This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(f)                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 8(g).

13.               Notices. Other than Placement Notices and Notices, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Attention:

Michael Margolis: MichaelA.Margolis@opco.com

Jason Fenton: Jason.Fenton@opco.com

With a copy to Peter Vogelsang: Peter.Vogelsang@opco.com

with a copy (which shall not constitute notice) to:

Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Attention: Office of the General Counsel

Telephone: (212) 668-5771

and

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111

Attention: Phillip Stoup, Esq.

E-mail: phillip.stoup@lw.com

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and if to the Company, shall be delivered to:

Medicenna Therapeutics Corp.

2 Bloor Street West, 7th Floor

Toronto, Ontario, M4W 3E2

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: John T. Rudy, Esq.

and

McCarthy Tétrault LLP

500 Grande Allée East, 9th Floor

Quebec, Quebec G1R 2J7

Attention: Charles-Antoine Soulière and Vincent Laurin

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and the TSX and commercial banks in the City of New York and the City of Toronto are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party in Section 13. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

14.               Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

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15.               Adjustments for Share Splits. All share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Shares.

16.               Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 13 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17.               GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.               Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 13 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

19.               Construction.

(a)                The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

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(b)                Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)                Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e)                References herein to any gender shall include each other gender.

(f)                 References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

20.               Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

21.               Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b)                any investigation that the Agent or any person acting on its behalf makes into the Company, its business, assets, employees, officers or directors shall be solely for the Agent’s benefit and no other person may rely on it or on the Agent’s determination from time to time to proceed with sales of the Placement Shares;

(c)                the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

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(d)                neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)                the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)                 the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders (or other equity holders), creditors or employees of the Company.

22.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.               Use of Information. The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

24.               Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the first and third sentences of the seventh paragraph under the heading “Plan of Distribution” in the Sales Prospectus specifically relating to the Placement Shares.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of Page Intentionally Blank]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

Medicenna Therapeutics Corp.

By:	/s/ Fahar Merchant
Name: Fahar Merchant
Title: President and Chief Executive Officer

ACCEPTED as of the date first-above written:

OPPENHEIMER & CO. INC.

By:	/s/ Michael Margolis
Name: Michael Margolis
Title: Managing Director, Co-Head of Healthcare Investment Banking

[Signature Page to Sales Agreement]

Schedule 1

FORM OF PLACEMENT NOTICE

From:	[Elizabeth Williams]
[Chief Financial Officer]
Medicenna Therapeutics Corp.

Cc:	[NAME]

To:	Oppenheimer & Co. Inc.

Subject:	Oppenheimer & Co.—At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated February 17, 2023 (the “Agreement”), by and between Medicenna Therapeutics Corp., a Canadian corporation (the “Company”), and Oppenheimer & Co. Inc. (“Oppenheimer & Co.”), I hereby request on behalf of the Company that Oppenheimer & Co. sell up to [ ˜ ] common shares, without par value, of the Company (the “Shares”), at a minimum market price of US$[ ˜ ] per share[; provided that no more than [ ˜ ] Shares shall be sold in any one Trading Day (as such term is defined in Section 4 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

Schedule 2

The Company

Fahar Merchant, President and Chief Executive Officer
fmerchant@medicenna.com

Elizabeth Williams, Chief Financial Officer
ewilliams@medicenna.com

Rosemina Merchant, Chief Development Officer
rmerchant@medicenna.com

Eamonn Peters, Director of Finance

epeters@medicenna.com

Oppenheimer & Co. Inc.

Stephanie Cruz: Stephanie.Cruz@opco.com
Thomas Villano: Thomas.Villano@opco.com
DL-EquityATMOffering@opco.com

Schedule 3

Compensation

The Company shall pay Oppenheimer & Co. Inc. compensation in cash equal to 3.0% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

Exhibit A

Material Subsidiary

Medicenna Therapeutics Inc. (British Columbia)

Medicenna Australia PTY Ltd. (Australia)

Exhibit 7(m)

OFFICERS’ CERTIFICATE

Each of Fahar Merchant, the President and Chief Executive Officer of Medicenna Therapeutics Corp., a Canadian corporation (the “Company”), and Elizabeth Williams, the Chief Financial Officer of the Company, does hereby certify in his or her respective capacity and on behalf of the Company, pursuant to Section 8(m) of the Sales Agreement, dated February 17, 2023 (the “Sales Agreement”), by and between the Company and Oppenheimer & Co. Inc., that, after due inquiry, to the best of the knowledge of the undersigned:

(i)                 The representations and warranties of the Company in Section 7 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or Material Adverse Effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

(ii)               The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii)             As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the Securities Act does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iv)              There has been no Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, in the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, since the date as of which information is given in the Prospectus, as amended or supplemented to the date hereof.

(v)                The Company does not possess any material non-public information.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as President and Chief Executive Officer or Chief Financial Officer of the Company, has executed this Officers’ Certificate on behalf of the Company.

By:
Name: Fahar Merchant
Title: President and Chief Executive Officer
Date:

By:
Name: Elizabeth Williams
Title: Chief Financial Officer
Date: